FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of January 24, 2013, to the Fund Administration Servicing Agreement, dated as of October 23, 2009 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the Convergence Core Plus Fund f/k/a the Mariner 130/30 Fund (the “Funds”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the name of the Fund in the Agreement and to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective February 1, 2011, the Mariner 130/30 Fund is known as the Convergence Core Plus Fund.

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Joseph Neuberger	By:	/s/ Michael R. McVoy

Printed Name: Joseph Neuberger		Printed Name: Michael R. McVoy

Title: Chairman		Title: Executive Vice President

Amended Exhibit A
to the
Fund Administration Agreement – Trust for Professional Managers

Fund Names

Name of Series
Convergence Core Plus Fund

Amended Exhibit B
to the Fund Administration Servicing Agreement Trust for Professional Managers -
Convergence
Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE at February 1, 2013

Domestic Funds

Annual Fee Based Upon Market Value Per Fund*
____ basis points on the first $____
____ basis points on the next $____
____ basis points on the balance
Minimum annual fee:  $____per fund (reduced to $____in year one)

Multiple Classes
Add the following for each class beyond the first class:
■     1 basis point at each level
■     $____/class minimum
Convergence Investor Class (MARVX) only:
2013 – Waive additional base fee of $____.
2014 – Waive 50% of additional base fee of $____.
2015 – No waivers.

Advisor Information Source Web Portal
■     $____ /fund per month
■     Specialized projects will be analyzed and an estimate will be provided prior to work being performed

SEC §15(c) Reporting
■     $____/fund per report – first class
■     $____ /additional class report

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – legal administration, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of these fee schedules on this Amended Exhibit B.

By:  Convergence Investment Partners

Name:

Title:	Date:

Amended Exhibit B (continued)
to the Fund Administration Servicing Agreement Trust for Professional Managers -
Convergence

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at February 1, 2013

Annual Fees (Per Advisor Relationship/Fund)*
First Year
$____- $____ million up to $____ million
$____- $____ million up to $____ million
$____- $____ million up to $____ million
$____- $____ million or more

Second Year and Thereafter
$____- $____ million up to $____ million
$____- $____ million up to $____ million
$____- $____ million up to $____ million
$____- $____ million or more

Additional Fees
■     $____/additional fund
■     $____/load fund
■     $____/sub-advisor per fund
■     $TBD for non-USBFS service providers or complex securities/strategies

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.